Exhibit 1

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INVESTMENT COMPANY BOND

GREAT AMERICAN INSURANCE COMPANY

(A Stock Insurance Company, Herein Called the Underwriter)

DECLARATIONS Bond No. FS 5305754 00 00

Item 1. Name of Insured (herein called Insured): NorthStar Corporate Income Fund

Principal Address: 399 Park Avenue 18th Floor New York, NY 10022

Item 2. Bond Period: from 12:01 a.m. on 01/21/2016 to 01/21/2017 12:01 a.m. the effective date of the termination or cancellation of this Bond, standard time at the Principal Address as to each of said dates.

Item 3. Limit of Liability -Subject to Sections 9, 10 and 12 hereof,

Amount applicable to Insuring Agreement (A)-Fidelity Insuring Agreement (B)-On Premises Insuring Agreement (C)-In Transit Insuring Agreement (D)-Forgery or Alteration Insuring Agreement (E)-Securities Insuring Agreement (F)-Counterfeit Currency Insuring Agreement (G)-Stop Payment Insuring Agreement (H)-Uncollectible Items of Deposit Insuring Agreement (I)-Audit Expense Insuring Agreement (J)-Telefacsimile Transmissions Insuring Agreement (K)-Unauthorized Signatures Limit of Liability $ 1,000,000 $ 1,000,000 $ 1,000,000 $ 1,000,000 $ 1,000,000 $ 1,000,000 $ Not Covered $ Not Covered $ 50,000 $ 1,000,000 $ 1,000,000 $ $ $ $ $ $ $ $ $ $ $ Deductible 0 5,000 5,000 5,000 5,000 5,000 5,000 5,000 5,000

Optional Insuring Agreements and Coverages

Insuring Agreement (L)-Computer Systems Insuring Agreement (M)-Automated Phone Systems $ 1,000,000 $ Not Covered $ $ 5,000

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If “Not Covered” is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this Bond shall be deemed to be deleted therefrom.

Item 4. Offices or Premises Covered-Offices acquired or established subsequent to the effective date of this Bond are covered according to the terms of General Agreement A. All the Insured’s offices or premises in existence at the time this Bond becomes effective are covered under this Bond except the offices or premises located as follows:

N/A

Item 5. The liability of the Underwriter is subject to the terms of the following Riders attached hereto:

See Form FI8801

Item 6. The Insured by the acceptance of this Bond gives to the Underwriter terminating or cancelling prior Bond(s) or

Policy(ies) No.(s)

N/A

such termination or cancellation to be effective as of the time this Bond becomes effective.

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FI 88 01 (Ed. 10 11)

FORMS AND RIDERS SCHEDULE

It is hereby understood and agreed the following forms and riders are attached to and are a part of this bond:

Form No. / Edition Date Added * or Date Deleted Form Description Rider No. (if applicable)

FI7510 08-15 Investment Company Bond Dec Page

FI7511 08-15 Investment Company Bond Insuring Agreements

FI7343 08-15 Joint Insured List 1

FI7506 08-15 Insuring Agreement (L) Computer Systems 2

FI7508 08-15 Newly Established Funds 3

FI7345 08-15 Confidential Information And Data Breach Clarifying Rider 4

FI7339 06-14 Virtual Or On-Line Peer To Peer Mediums Of Exchange Exclusion 5

FI7340 08-15 Economic And Trade Sanctions Clause

FI7341 08-15 In-W itness Clause

* If not at inception

FI 73 43 (Ed. 08/15)

RIDER NO. 1

JOINT INSURED LIST

To be attached to and form part of INVESTMENT COMPANY BOND, Bond No. FS 5305754 00 00 In favor of NorthStar Corporate Income Fund

It is agreed that:

1.

At the request of the Insured, the Underwriter adds to the list of Insured under the attached bond the following:

NorthStar Corporate Income Master Fund

NorthStar Corporate Income Fund

NorthStar Corporate Income Fund-T

2.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements, or limitations of the above mentioned bond other than as stated herein.

3.

This Rider shall become effective as of 12:01 a.m. on 01/21/2016 standard time.

FI 75 06 (Ed. 08/15)

RIDER NO. 2

INSURING AGREEMENT (L) COMPUTER SYSTEMS

To be attached to and form part of INVESTMENT COMPANY BOND, Bond No. FS 5305754 00 00 In favor of NorthStar Corporate Income Fund

It is agreed that:

1. The attached bond is hereby amended by adding to it an additional Insuring Agreement as follows: INSURING AGREEMENT (L) -COMPUTER SYSTEMS

Loss resulting directly from a fraudulent

(1)

entry of data into, or

(2)

change of data elements or programs within a Computer System; provided that fraudulent entry or change causes

(a)

Property to be transferred paid or delivered,

(b)

an account of the Insured, or of its customer, to be added, deleted, debited or credited, or

(c)

an unauthorized account or a fictitious account to be debited or credited;

(3)

voice instructions or advices having been transmitted to the Insured or its agent(s) by telephone; and provided further, the fraudulent entry or change is made or caused by an individual acting with the manifest intent to:

(a)

cause the Insured or its agent(s) to sustain a loss, and

(b)

obtain financial benefit for that individual or for other persons intended by that individual to receive a financial benefit,

(c)

and further provided such voice instructions or advices:

(i)

were made by a person who purported to represent an individual authorized to make such voice instructions or advices; and

(ii)

were electronically recorded by the Insured or its agent(s).

(4)

It shall be a condition to recovery under the Computer Systems Rider that the Insured or its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over the telephone. The Insured or its agent(s) warrant that they shall make their best efforts to maintain the electronic recording system on a continuous basis. Nothing, however, in this Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of

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the media used to record a conversation from any cause, or error or omission of any Employee(s) or agent(s) of the Insured.

SCHEDULE OF SYSTEMS

Any System Utilized by the Insured

2. As used in this Rider, Computer System means:

(a)

computers with related peripheral components, including storage components, wherever located,

(b)

systems and applications software,

(c)

terminal devices,

(d)

related communication networks or customer communication systems, and

(e)

related Electronic Funds Transfer Systems,

by which data are electronically collected, transmitted, processed, stored, and retrieved.

3. In addition to the Exclusions in the attached bond, the following Exclusions are applicable to this Insuring Agreement:

(a)

loss resulting directly or indirectly from the theft of confidential information, material or data: and

(b)

loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply service, write or implement programs for the Insured's Computer System.

4. The following portions of the attached bond are not applicable to this Rider:

(a)

the initial paragraph of the bond preceding the Insuring Agreements which reads "...at any time but discovered during the Bond Period."

(b)

Conditions and Limitations -Section 9. Non-Reduction and Non-Accumulation of Liability and Total Liability

(c)

Conditions and Limitations -Section 10. Limit of Liability

5.

The coverage afforded by this Rider applies only to loss discovered by the Insured during the period this Rider is in force.

6.

All loss or series of losses involving the fraudulent activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss.

7.

The Limit of Liability for the coverage provided by this Rider shall be $ 1,000,000.

8.

The Underwriter shall be liable hereunder for the amount by which one loss shall be in excess of $ 5,000. (herein called the Deductible Amount) but not in excess of the Limit of Liability stated above.

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9.

If any loss is covered under this Insuring Agreement and any other Insuring Agreement or Coverage, the maximum amount payable for such loss shall not exceed the largest amount available under any one Insuring Agreement or Coverage.

10.

Coverage under this Rider shall terminate upon termination or cancellation of the bond to which this Rider is attached. Coverage under this Rider may also be terminated or cancelled without canceling the bond as an entirety:

(a)

90 days after receipt by the Insured of written notice from the Underwriter of its desire to terminate or cancel coverage under this Rider, or

(b)

immediately upon receipt by the Underwriter of a written request from the Insured to terminate or cancel coverage under this Rider.

The Underwriter shall refund to the Insured the unearned premium for this coverage under this Rider. The refund shall be computed at short rates if this Rider is terminated or cancelled or reduces by notice from, or at the insistence of the Insured.

11. Conditions and Limitations -Section 4. Loss-Notice-Proof-Legal Proceedings is amended by adding the following sentence:

Proof of loss resulting from Voice Instructions or advices covered under this bond shall include Electronic

Recording of such Voice Instructions of advices.

12.

Notwithstanding the foregoing, however, coverage afforded by this Rider is not designed to provide protection against loss covered under a separate Electronic and Computer Crime Policy by whatever title assigned or by whatever Underwriter written. Any loss which is covered under such separate policy is excluded from coverage under this bond; and the Insured agrees to make claim for such loss under its separate policy.

13.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements, or limitations of the above mentioned bond other than as stated herein.

14.

This Rider shall become effective as of 12:01 a.m. on 01/21/2016 standard time.

FI 75 08 (Ed. 08/15)

RIDER NO. 3

ICB AMENDATORY

To be attached to and form part of INVESTMENT COMPANY BOND,

Bond No. FS 5305754 00 00

In favor of NorthStar Corporate Income Fund

It is agreed that:

1.

If the Insured shall, while this bond is in force, establish any new funds other than by consolidation or merger with, purchase or acquisition of assets or liabilities of another institution, such funds shall automatically be covered, hereunder from the date of such establishment without the payment of additional premium for the remainder of the Bond Period.

2.

Notice of any newly established funds during the Bond Period are to be made to the Underwriter at the earliest practicable moment and prior to the expiration date of the attached bond.

3.

If the Insured shall, while this bond is in force, require an increase in the Limit of Liability of Insuring Agreement

(A) Fidelity in order to comply with the Securities and Exchange Commission Rule 17g-1 of the Investment Company Act of 1940 (17 Code of Federal Regulations § 270.17g-1) due to an increase in asset size of the currently named funds or via the addition of newly established funds by the Insured under the bond, such increase in the Limit of Liability for Insuring Agreement (A) Fidelity (as required) shall automatically be increased up to the minimum required and mandated by S.E.C. Rule 17g-1, but shall not exceed an each and every loss Limit of Liability of $ 2,500,000 hereunder from the date of such increase without the payment of additional premium for the remainder of the Bond Period.

4.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements, or limitations of the above mentioned bond other than as stated herein.

5.

This Rider shall become effective as of 12:01 a.m. on 01/21/2016 standard time.

FI 73 45 (Ed. 08/15)

RIDER NO. 4

CONFIDENTIAL INFORMATION AND DATA BREACH CLARIFYING RIDER

To be attached to and form part of Investment Company Bond Bond No. FS 5305754 00 00 In favor of NorthStar Corporate Income Fund It is agreed that:

1. CONDITIONS AND LIMITATIONS, Section 2. Exclusions is amended to include: Confidential Information: Loss resulting from: a) Theft, disappearance, destruction or disclosure of the confidential or personal information of the Insured or another person or entity for which the Insured is legally liable including, but not limited to patents, trade secrets, personal information, processing methods, customer lists, financial information, credit card information, intellectual property, health information, or any other type of non-public information.

For purposes of coverage that may be attached to the Bond by Rider which pertains to Computer Systems, confidential information cannot be properly transferred. A loss otherwise covered under the Computer Systems Rider (if attached) shall not be excluded by the fact that confidential information was used to gain access to your computer system or to the computer system of your financial institution in order to cause the fraudulent transfer.

b) The use of another person's or entity's confidential or personal information including but not limited to, financial information, credit card information, health information or any other type of non-public information.

Data Breach Costs:

Loss resulting from fees, costs, fines, penalties and other expenses which are related to the access or disclosure of another person's or entity's confidential information, and the obligations of the Insured to comply with federal and state privacy laws and Payment Card Industry Data Security Standards (if applicable) arising from a data security breach, including, but not limited to, expenses related to notifying affected individuals when the affected individuals' financial information, credit card information, health information or other type of non-public information was stolen, accessed, downloaded or misappropriated while in the care, custody or control of the Insured.

2.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions and limitations, or provisions of the attached bond other than as above stated.

3.

This Rider shall become effective as of 12:01 a.m. on 01/21/2016 standard time.

FI 73 39 (Ed. 06/14)

RIDER NO. 5

VIRTUAL OR ON-LINE PEER TO PEER MEDIUMS OF EXCHANGE EXCLUSION

To be attached to and form part of Investment Company Bond Bond No. FS 5305754 00 00 In favor of NorthStar Corporate Income Fund

This Rider amends the section entitled "Exclusions": This bond does not cover:

1.

Loss of virtual or on-line peer to peer mediums of exchange.

2.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements, or limitations of the above mentioned bond other than as stated herein.

3.

This Rider shall become effective as of 12:01 a.m. on 01/21/2016 standard time.

FI 73 41 (Ed. 08/15)

In Witness Clause

In W itness W hereof, we have caused this Financial Institution Bond to be executed and attested, and, if required by state law, this Financial Institution Bond shall not be valid unless countersigned by our authorized representative.

PRESIDENT SECRETARY

Copyright Great American Insurance Co., 2009